UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2007

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2007, Gokul V. Hemmady notified us that he will resign as Vice President, Chief Financial Officer of ADC Telecommunications, Inc. Mr. Hemmady is leaving ADC to accept a position at another company. Mr. Hemmady will remain at ADC for a transitional period of time as an employee. His resignation as an officer of ADC, however, became effective today, April 24, 2007.

Effective today, April 24, 2007, James G. Mathews, 56, our Vice President and Controller has been appointed as Vice President, Chief Financial Officer of ADC. Mr. Mathews began service as ADC’s Vice President and Controller in December, 2005. Mr. Mathews will also continue to serve as ADC’s principal accounting officer until such time as a successor may be appointed.

A copy of a press release we have issued today making these announcement is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 - Press Release issued on April 24, 2007 announcing the resignation of Gokul V. Hemmady as Vice President, Chief Financial Officer of ADC Telecommunications, Inc. and the appointment of James G. Mathews as Vice President, Chief Financial Officer of ADC Telecommunications, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

April 24, 2007	By:	Jeffrey D. Pflaum

Name: Jeffrey D. Pflaum
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release